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                              POSITRON CORPORATION
                  STATEMENT RE: COMPUTATION OF PER SHARE LOSS
                      for the three months ended June 30,
                       (in thousands, except share data)

                                                                    Exhibit 11.0




                                                                            1995                     1996
                                                                         ----------               ----------
Net loss                                                                 $     (538)              $   (1,562)
                                                                         ==========               ==========
Weighted average common shares used in computing
  net loss per share                                                      3,637,320                3,637,320
                                                                         ==========               ==========
Net loss per share                                                           ($0.15)                  ($0.43)
                                                                         ==========               ==========